UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2007

The Yankee Candle Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-15023	04-2591416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant” is incorporated into this Item 1.01 by reference.

On February 6, 2007, The Yankee Candle Company, Inc. (the “Company”) completed a merger pursuant to an Agreement and Plan of Merger, dated October 24, 2006, by and among the Company, YCC Holdings LLC (“Holdings”) and Yankee Acquisition Corp. (“Yankee Acquisition”). Certain investment funds of Madison Dearborn Partners, LLC (“Madison Dearborn”) formed Holdings and Yankee Acquisition for the sole purpose of acquiring all of the outstanding capital stock of the Company pursuant to the merger. Holdings is owned by Madison Dearborn and certain members of the Company’s management.

On February 6, 2007, immediately prior to the consummation of the merger, Yankee Acquisition issued $325 million in aggregate principal amount of its 8 1/2% Senior Notes due 2015 and $200 million in aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2017 (the “Notes”) pursuant to a Purchase Agreement, dated February 1, 2007 (the “Purchase Agreement”), by and among Yankee Acquisition, Yankee Holding Corp., the direct parent of Yankee Acquisition (“Parent Guarantor”), and Lehman Brothers Inc. and Merrill Lynch, Fenner, Pierce & Smith Incorporated (the “Initial Purchasers”). Immediately following the merger on February 6, 2007, the Company assumed Yankee Acquisition’s obligations with respect to the Purchase Agreement pursuant to a joinder agreement. In addition, the Company’s U.S. subsidiaries (the “Subsidiary Guarantors”) also entered into the joinder agreement, thereby becoming parties to the Purchase Agreement and assuming all of the rights and obligations under the Purchase Agreement.

Registration Rights Agreement

Immediately following the merger on February 6, 2007, the Company and the Subsidiary Guarantors entered into a joinder agreement with respect to the Registration Rights Agreement, dated February 6, 2007 (the “Registration Rights Agreement”), by and among Yankee Acquisition, the Parent Guarantor and the Initial Purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for other freely tradable notes issued by the Company that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the Notes. The Registration Rights Agreement provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resales of the Notes. Pursuant to the Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes in certain instances, including if it does not file the registration statement within 210 days following the merger or complete the related exchange offer within 45 days of the effective date of the registration statement. If the Company fails to satisfy certain of the registration obligations under the Registration Rights Agreement, it will be subject to a registration default and the annual interest on the Notes will increase by 0.25% and by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

Management Services Agreement

At the closing of the merger on February 6, 2007, Madison Dearborn Partners V-B, L.P., an affiliate of Madison Dearborn, received a fee of approximately $15.0 million plus out-of-pocket expenses incurred in connection with the merger. Upon closing of the merger, the Company also entered a management services agreement with Madison Dearborn Partners V-B, L.P. pursuant to which Madison Dearborn will provide the Company with management and consulting services and financial and other advisory services. Pursuant to such agreement, Madison Dearborn Partners V-B, L.P. will receive an aggregate annual management fee of $1.5 million and reimbursement of out-of-pocket expenses incurred in connection with the provision of such services. The management services agreement includes customary indemnification provisions in favor of Madison Dearborn. The management services agreement shall remain in effect until the date on which none of Madison Dearborn or its affiliates hold directly or indirectly any equity securities of the Company or its successors.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

The 8 1/2% Senior Notes due 2015 (the “Senior Notes”) and the 9 3/4% Senior Subordinated Notes due 2017 (the “Subordinated Notes”, and with the Senior Notes, the “Notes”) were issued pursuant to respective indentures, dated as of February 6, 2007, by and among Yankee Acquisition, the Parent Guarantor and HSBC USA, BANK, NATIONAL ASSOCIATION, as trustee. Yankee Acquisition was merged with and into the Company on February 6, 2007 and the Company assumed the obligations with respect to the Notes pursuant to supplemental indentures, dated as of February 6, 2007, by and among the Company, the Subsidiary Guarantors and HSBC USA, BANK, NATIONAL ASSOCIATION, as trustee. The Notes were sold within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The proceeds of the Notes offering, together with borrowings under the Company’s senior secured credit facility, along with existing cash and cash from equity investors, was used to fund the merger transaction and pay related fees and expenses.

The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Senior Notes, and related guarantees, are unsecured obligations of the Company and are subordinate to all of the Company’s and the Subsidiary Guarantors’ obligations under all secured indebtedness, including any borrowings under the new senior secured credit facility to the extent of the value of the assets securing such obligations, and are subordinate to all obligations of each of the Company’s subsidiaries that is not a guarantor of the Senior Notes. The Senior Notes, and related guarantees, rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future unsecured senior indebtedness and rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated indebtedness, including the Subordinated Notes.

The Senior Notes will mature on February 15, 2015. Interest on the Senior Notes will be payable twice a year, on each February 15 and August 15, beginning August 15, 2007. Before February 15, 2010, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes at a redemption price equal to 108.500% of their aggregate principal amount, plus accrued interest, with the net cash proceeds of certain equity offerings. The Company may redeem some or all of the Senior Notes at any time prior to February 15, 2011 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make whole” premium. In addition, on or after February 15, 2011, the Company may redeem some or all of the Senior Notes at any time at redemption prices that start at 104.250% of their aggregate principal amount. The Company is required to offer to purchase the Senior Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

The Subordinated Notes, and related guarantees, are subordinate to all of the Company’s and the Subsidiary Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively subordinate to all obligations of each of the Company’s subsidiaries that is not a guarantor of the of the Subordinated Notes. The Subordinated Notes, and the related guarantees, rank junior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness, including the Senior Notes and any borrowings under our the new senior secured credit facility, rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ future unsecured, senior subordinated indebtedness and rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ future indebtedness that is expressly subordinated in right of payment to the Subordinated Notes.

The Subordinated Notes will mature on February 15, 2017. Interest on the Subordinated Notes will be payable twice a year, on each February 15 and August 15, beginning August 15, 2007. Before February 15, 2010, the Company may redeem up to 35% of the original aggregate principal amount of the Subordinated Notes at a redemption price equal to 109.750% of their aggregate principal amount, plus accrued interest, with the net cash proceeds of certain equity offerings. The Company may redeem some or all of the Subordinated Notes at any time prior to February 15, 2012 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make whole” premium. In addition, on or after February 15, 2012, the Company may redeem some or all of the Subordinated Notes at any time at redemption prices that start at 104.875% of their aggregate principal amount. The Company is required to offer to purchase the Subordinated Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

The indentures governing the Notes contains covenants that will, among other things, limit the Company’s ability and that of its restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or make other distributions on capital stock of the Company or repurchase of capital stock of the Company or subordinated indebtedness of the Company;

•	make certain investments or other specified restricted payments;

•	create liens;

•	sell assets and subsidiary stock;

•	enter into transactions with affiliates; and

•	enter into mergers, consolidations and sales of substantially all assets.

Senior Secured Credit Facility

In connection with the merger, the Company entered into a $775 million senior secured credit facility consisting of a $650 million 7-year senior secured term loan facility and a $125 million 6-year senior secured revolving credit facility pursuant to a credit agreement, dated as of February 6, 2007, by and among the Company, the Parent Guarantor, and Lehman Commercial Paper Inc. as administrative agent, Merrill Lynch Capital Corporation as syndication agent, Sovereign Bank and Wells Fargo Retail Finance, LLC as co-documentation agents, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint book-runners and certain lenders a party thereto. The senior secured term loan facility will mature on or about February 7, 2014 and the senior secured revolving credit facility will mature on or about February 7, 2013.

Borrowings under the senior secured credit facility will bear interest at a rate per annum equal to an applicable margin, plus, at the Company’s option, (i) the higher of (x) the prime rate (as set forth on the British Banking Association Telerate Page 5) and (y) the federal funds effective rate, plus one-half percent (0.50%) per annum or (ii) the Eurodollar rate. In addition to paying interest on outstanding principal under the senior secured credit facility, the Company paid a commitment fee to the lenders in respect of unutilized loan commitments at a rate of 0.50% per annum.

Obligations under the senior secured credit facility are guaranteed by the Parent Guarantor and each of the Company’s present and future, direct and indirect, wholly-owned domestic restricted subsidiaries. In addition, the senior secured credit facility is expected to be secured by first priority perfected liens on all of the Company’s capital stock and substantially all of the Company’s existing and future material assets and the existing and future material assets of the Company’s guarantors, except that only up to 66% of the voting capital stock of the Company’s first tier foreign subsidiaries and 100% of the non-voting capital stock of such foreign subsidiaries will be pledged in favor of the senior secured credit facility and each of our guarantor’s assets.

The senior secured credit facility will permit all or any portion of the loans outstanding to be prepaid at any time and commitments to be terminated in whole or in part at the Company’s option without premium or penalty. The Company is required to repay amounts borrowed under the senior secured term loan facility in equal quarterly installments in an aggregate annual amount equal to one percent (1.0%) of the original principal amount of the senior secured term loan facility with the balance being payable on the maturity date of the senior secured term loan facility.

Subject to certain exceptions, the senior secured credit facility requires that 100% of the net proceeds from certain asset sales, casualty insurance, condemnations and debt issuances, and 50% (subject to step downs) from excess cash flow for each fiscal year must be used to pay down outstanding borrowings.

The senior secured credit facility and other agreements related to the senior secured credit facility contains customary covenants, including, but not limited to, maximum consolidated total secured leverage (net of certain cash and cash equivalents) and certain other limitations on the Company’s and certain of the Company’s restricted subsidiaries’ ability to incur additional debt, guarantee other obligations, grant liens on assets, make investments or acquisitions, dispose of assets, make optional payments or modifications of other debt instruments, pay dividends or other payments on capital stock, engage in mergers or consolidations, enter into sale and leaseback transactions, enter into arrangements that restrict our ability to pay dividends or grant liens and engage in transactions with affiliates.

The senior secured credit facility contains events of default, including, without limitation, (subject to customary grace periods, cure rights and materiality thresholds) defaults based on (i) the failure to make payments under the senior secured credit facility when due, (ii) breach of covenants, (iii) inaccuracies of representations and warranties, (iv) cross-defaults and cross-acceleration to other material indebtedness, (v) bankruptcy events, (vi) material judgments, (vii) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, (viii) the actual or asserted invalidity of any guarantee or security document in each case representing a material amount of assets, and (ix) the occurrence of a change in control.

ITEM 5.01	Changes in Control of Registrant.

On October 24, 2006, Holdings and Yankee Acquisition entered into an agreement and plan of merger with the Company with respect to the acquisition of all of the outstanding capital stock of the Company for approximately $1,413.7 million in cash. On February 6, 2007, the acquisition of the Company was completed.

Holdings is owned by Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P. and Madison Dearborn Capital Partners Executive A-L.P. (collectively, “Madison Dearborn”) and certain members of our senior management. Yankee Acquisition was formed by Holdings solely for the purpose of completing the acquisition and, concurrently with the completion of the merger, Yankee Acquisition was merged with and into the Company, which is the surviving corporation.

The merger acquisition, including the refinancing of previous debt and the payment of related fees and expenses, was financed by equity contributions of approximately $417.9 million, the issuance of $525 million in aggregate principal amount of Notes, senior secured term loan borrowings under a new senior secured credit facility of approximately $650 million and approximately $22.8 million of cash and cash equivalents held by the Company.

As a result of the merger, all of the equity securities of the Company are owned by Yankee Holding Corp., which is a wholly-owned subsidiary of Holdings. Madison Dearborn owns approximately 89% of the equity interests in Holdings on a fully-diluted basis.

In connection with the transaction, Madison Dearborn and certain members of the Company’s management that acquired securities of Holdings in connection with the merger, entered into a unitholders agreement. Pursuant to the unitholders agreement, the board of directors of the Company (the “Board”), and the board of managers of Holdings, will consist of five members composed of three persons designated by Madison Dearborn, and Craig Rydin and Harlan Kent, so long as Mr. Rydin remains Chief Executive Officer and Mr. Kent remains employed by the Company.

The management investors also agreed to certain other voting arrangements in favor of actions taken by Madison Dearborn. The unitholders agreement also contains a repurchase option in favor of the Company and Madison Dearborn to purchase the management investors’ Class B Units in the event a management investor ceases to be employed by the Company, “tag along” rights permitting the management investors who hold Class A Units to participate in certain sales by Madison Dearborn of its Class A Units, transfer restrictions, rights of first refusal in favor of the Company and Madison Dearborn on any transfer of Class A Units by a management investor, and an agreement by the management investors to vote in favor of a sale of the Company if approved by Madison Dearborn, subject in each case to certain conditions.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the merger, which resulted in the acquisition of the Company by Madison Dearborn, all of the Company’s directors, including Dale F. Frey, Sandra J. Horbach, Michael B. Polk, Doreen A. Wright, Ronald L. Sargent, Michael F. Hines, Carol M. Meyrowitz, Vivay Vishwanath and Michael G. Archbold, resigned from the Board on February 6, 2007. Craig W. Rydin, the Company’s Chief Executive Officer, did not resign from the Board as a result of the merger, and shall continue as Chairman of the Board.

Immediately following the merger, the following individuals became directors of the Company:

Harlan M. Kent is the President and Chief Operating Officer of the Company. Mr. Kent joined the Company in June 2001 as Senior Vice President, Wholesale. He was promoted to President in July 2004 and was promoted to his current position in December 2005. Prior to joining the Company, Mr. Kent was Senior Vice President and General Manager of the Wholesale Division of Totes Isotoner Corporation from 1997 to 2001, and Vice President of Global Sales and Marketing for the Winchester Division of Olin Corporation from 1995 to 1997. Mr. Kent has also held a number of senior marketing and strategic planning positions at both the Campbell Soup Company and its Pepperidge Farm Division.

Robin P. Selati is a Managing Director of Madison Dearborn and joined the firm in 1993. Prior to joining Madison Dearborn in 1993, Mr. Selati was associated with Alex Brown & Sons Incorporated in the consumer/retail investment banking group. Mr. Selati also serves on the board of directors of Carrols Restaurant Group Inc., Tuesday Morning Corporation, Cinemark, Inc., Ruth’s Chris Steak House, Inc. and Pierre Foods, Inc.

George A. Peinado is a Director of Madison Dearborn and joined the firm in 2004. Prior to joining Madison Dearborn in 2004, Mr. Peinado was with DLJ Merchant Banking Partners and Morgan Stanley & Co. Mr. Peinado also serves on the board of directors of Pierre Foods, Inc.

Richard H. Copans is a Vice President of Madison Dearborn and joined the firm in 2005. Prior to joining Madison Dearborn in 2005, Mr. Copans was an analyst with Thomas H. Lee Partners and Morgan Stanley & Co.

Employment Agreement - Craig W. Rydin

On February 6, 2007, and in connection with the merger, the Company entered into an Employment Agreement with Craig W. Rydin, the Chief Executive Officer of the Company. The agreement is for a term of 36 months, with automatic 1-year renewals unless either Mr. Rydin or the Company give notice of non-renewal within 30 days prior to the end of the initial 36-month term or any subsequent 1-year term. Mr. Rydin’s Severance Agreement with the Company, dated September 15, 2006, shall remain in full force and effect. The terms of such Severance Agreement, which includes Mr. Rydin’s rights to severance benefits and noncompetition and nonsolicitation covenants, are described in the Company’s Form 8-K filed on September 20, 2006, and are incorporated herein by reference.

During the term of the Employment Agreement, the Company will pay Mr. Rydin a base salary of $845,000 per year. Mr. Rydin is also eligible for annual an bonus based on the achievement of targeted performance objectives as established by the Board in consultation with Mr. Rydin as the Chief Executive Officer. The Employment Agreement provides for a target bonus percentage equal to 100% of his base salary, but the bonus percentage may be reduced to 85% of his base salary based on performance that only meets certain threshold performance objectives and may be increased to as high as 200% of his base salary for performance that significantly exceeds the targeted performance objectives.

Mr. Rydin is eligible to receive payment of any annual bonus for a fiscal year only if he remains employed by the Company throughout such fiscal year; provided, that if Mr. Rydin is terminated as a result of death or Disability (as defined in the Severance Agreement), he shall be entitled to a pro rated portion of his annual bonus to be determined in good faith by the Board, based on the year’s bonus metrics and the Company’s performance to date. If Mr. Rydin’s employment is terminated for any reason after the completion of any fiscal year but prior to the payment of any accrued target annual bonus earned in such fiscal year, he shall be entitled to payment of such earned but not yet paid annual bonus, except in the case of a termination for Cause (as defined in the Severance Agreement), in which case Mr. Rydin shall not be entitled to an annual bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: February 12, 2007	By:	/s/ James A. Perley
James A. Perley, Senior Vice President and General Counsel